Exhibit 99.4

Piedra Energy III, LLC and Subsidiary

Consolidated Financial Report

December 31, 2021

C O N T E N T S

Page
Independent Auditor’s Report	1
Consolidated Financial Statements
Consolidated Balance Sheet	3
Consolidated Statement of Operations	5
Consolidated Statement of Members’ Equity	6
Consolidated Statement of Cash Flows	7
Notes to Consolidated Financial Statements	9 -23

Independent Auditor’s Report

To The Members of

Piedra Energy III, LLC

Opinion

We have audited the consolidated financial statements of Piedra Energy III, LLC and Subsidiary (collectively, the Company) which comprise the consolidated balance sheet as of December 31, 2021, and the related consolidated statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Piedra Energy III, LLC and Subsidiary as of December 31, 2021, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are issued (or when applicable, one year after the date that the financial statements are available to be issued).

Weaver and Tidwell, L.L.P.

24 Greenway Plaza, Suite 1800 | Houston, Texas 77046

Main: 713.850.8787

CPAs AND ADVISORS | WEAVER.COM

The Members of

Piedra Energy III, LLC

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

March 16, 2022

Consolidated Financial Statements

Piedra Energy III, LLC and Subsidiary

Consolidated Balance Sheet

December 31, 2021

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,804,415
Accounts receivable - oil and gas sales	8,359,201
Accounts receivable - joint interest owners	2,746,905
Prepaid expenses and other	19,402

Total current assets	12,929,923
OIL AND GAS PROPERTIES, successful efforts method
Proved properties	216,057,158
Unproved properties	39,926,362
Lease and well equipment	49,932,019
Tubular stock	14,101,599
Less: accumulated depletion, depreciation, amortization and impairment	(61,230,020)

Oil and gas properties, net	258,787,118
NON-CURRENT ASSETS
Deferred financing costs, net	38,432
Goodwill	1,637,642
Other property and equipment, net	1,701,296

Total non-current assets	3,377,370
TOTAL ASSETS	$275,094,411

The Notes to the Consolidated Financial Statements are an integral part of this statement.

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$17,913,005
Accounts payable - related parties	38,043,156
Revenue payable	2,044,905
Related party note payable - short term	65,311

Total current liabilities	58,066,377
NON-CURRENT LIABILITIES
Asset retirement obligations	11,063,248
Deferred state margin tax liability	1,069,680
Related party note payable - long term	68,576
Line of credit	20,000,000

Total non-current liabilities	32,201,504
MEMBERS’ EQUITY	184,826,530

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$275,094,411

Piedra Energy III, LLC and Subsidiary

Consolidated Statement of Operations

Year Ended December 31, 2021

REVENUES
Oil sales	$73,979,572
Natural gas sales	3,439,595
Gain on sale/trade of oil and gas properties	4,034,195
Gain on settlement of ARO	317,302
Realized loss on derivative contracts	(3,705,631)

Total revenues	78,065,033
EXPENSES
General and administrative expenses	2,138,717
Oil and gas production costs	12,183,549
Oil and gas production taxes	3,689,994
Depreciation, depletion and amortization	15,894,081
Accretion of asset retirement obligation	466,570

Total expenses	34,372,911

OPERATING INCOME	43,692,122
OTHER EXPENSE
Interest expense	588,144
Other expense	58,366

Total other expense	646,510

NET INCOME BEFORE TAXES	43,045,612
MARGIN TAX	1,084,750

NET INCOME	$41,960,862

The Notes to the Consolidated Financial Statements are an integral part of this statement.

Piedra Energy III, LLC and Subsidiary

Consolidated Statement of Members’ Equity

Year Ended December 31, 2021

BALANCE, January 1, 2021	$142,865,668
Net income	41,960,862

BALANCE, December 31, 2021	$184,826,530

The Notes to the Consolidated Financial Statements are an integral part of this statement.

Piedra Energy III, LLC and Subsidiary

Consolidated Statement of Cash Flows

Year Ended December 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$41,960,862
Adjustments to reconcile net income to net cash from operating activities
Depreciation, depletion and amortization	15,894,081
Amortization of deferred financing costs	32,942
Loss on sale of tubular stock and other assets	58,766
Gain on sale of oil and gas properties	(4,034,195)
Deferred state tax liability	1,069,680
Gain on settlement of ARO	(317,302)
Accretion of asset retirement obligation	466,570
Market value adjustment for derivative instruments	(974,174)
Changes in operating assets and liabilities
Accounts receivable - oil and gas sales	(5,786,019)
Accounts payable - related parties	1,925,584
Accounts receivable - joint interest owners	(2,565,100)
Accounts payable and accrued liabilities	(1,668,522)
Settlement of ARO	(183,398)
Prepaid expenses and other	(13,185)

Net cash provided by operating activities	45,866,590
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of oil and gas properties	8,056,500
Acquisitions of oil and gas properties	(103,065,086)
Additions to other property and equipment	(58,647)

Net cash used in investing activities	(95,067,233)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of debt	20,000,000
Proceeds from related party borrowings	42,100,000
Principal payments on line of credit	(17,000,000)
Principal payments on related party note payable	(62,201)

Net cash provided by financing activities	45,037,799

The Notes to the Consolidated Financial Statements are an integral part of this statement.

Piedra Energy III, LLC and Subsidiary

Consolidated Statement of Cash Flows (Continued)

Year Ended December 31, 2021

Net change in cash and cash equivalents	(4,162,844)
CASH AND CASH EQUIVALENTS, beginning of period	5,967,259

CASH AND CASH EQUIVALENTS, end of period	$1,804,415

SUPPLEMENTAL SCHEDULE OF NON-CASH
INVESTING AND FINANCING ACTIVITIES
Capital expenditures accrued in accounts payable at period-end	$17,249,210

OTHER SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$631,951

The Notes to the Consolidated Financial Statements are an integral part of this statement.

Piedra Energy III, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies

Organization and Nature of Operations

Piedra Energy III, LLC and Subsidiary (Piedra, the Company) is a Delaware limited liability company formed May 30, 2014 to acquire, maintain, drill, develop, and operate oil and gas interests in the continental United States. The majority of the Company’s operations are located in the Permian Basin.

The Company is owned by EnCap Energy Capital Fund IX, L.P. (96.178%, EnCap) and Piedra Resources III, LLC (3.822%, Management Member), which is owned by certain members of management (collectively, with EnCap, the Investor Group or Members). Management Member manages the Company on behalf of the other Members. A five-member board of managers governs the actions of the Company. Under the terms of the Limited Liability Company Agreement (the Agreement), the Investor Group has committed to contribute up to $328.0 million between the Company and Rock River Minerals, LP (Rock River), an entity under common control. Of this commitment amount, the Investor Group contributed approximately $114.6 million to the Company through December 31, 2021. The term of the Company is to continue until terminated by the board of managers and/or per the terms of the Agreement.

Piedra Operating, LLC (Operating) acts as the operator of the properties owned by the Company in accordance with the terms of a service and operating agreement, by which Piedra Energy III, LLC is bound with the assignment of 100% of the membership interests, effective May 30, 2014.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Piedra Energy III, LLC and its wholly owned subsidiary, Piedra Operating, LLC. Effective May 30, 2014, Piedra Energy II, LLC, a commonly controlled related party, assigned all membership interests in Piedra Operating, LLC to the Company. Piedra Operating, LLC consisted of other property and equipment and tubular stock as of the assignment date. These transactions were appropriately accounted for at net book value between the related parties. All inter-company accounts and transactions between Piedra Energy III, LLC and Piedra Operating, LLC were eliminated in consolidation.

Estimates and Uncertainties

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Significant assumptions are required in the valuation of proved oil and gas reserves which may affect the amount at which oil and gas properties, provisions for depreciation, depletion and amortization, and impairment of oil and gas properties are recorded. Estimation of asset retirement obligations is based on estimates regarding the timing and cost of future asset abandonments. Estimation of production volumes near period end is required in order to determine the amount of oil and gas revenue receivable at period end. It is possible these estimates could be revised in the near-term and these revisions could be material.

Piedra Energy III, LLC and Subsidiary

Notes to Consolidated Financial Statements

Oil and Gas Properties

The Company uses the successful efforts method of accounting for its oil and gas exploration and production activities. Costs incurred by the Company related to the acquisition of oil and gas properties and the cost of drilling development wells and successful exploratory wells are capitalized, while the costs of unsuccessful exploratory wells are expensed when determined to be unsuccessful. Costs incurred to maintain wells and related equipment, lease and well operating costs and other exploration costs are charged to expense as incurred. Gains and losses arising from sales of properties are generally included as income.

Capitalized acquisition costs attributable to proved oil and gas properties are depleted by field using the unit-of-production method based on proved reserves. Capitalized exploration well costs and development costs, including asset retirement obligations, are amortized similarly by field, based on proved developed reserves. Depreciation, depletion and amortization expense for oil and gas producing property and related equipment was $14,593,623 for the year ended December 31, 2021. The Company had capitalized costs related to proved properties and related equipment of $265,152,093 at December 31, 2021.

Capitalized costs are evaluated for impairment in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 360 (ASC Topic 360), Accounting for the Impairment or Disposal of Long Lived Assets, whenever events or changes in circumstances indicate that an asset’s carrying amount may not be recoverable.

The fair values of proved properties are measured using valuation techniques consistent with the income approach, converting future cash flows to a single discounted amount. Significant inputs used to determine the fair values of proved properties include estimates of: (i) reserves; (ii) future operating and development costs; (iii) future commodity prices; and (iv) a market-based weighted average cost of capital rate. The underlying commodity prices embedded in the Company’s estimated cash flows are the product of a process that begins with applicable forward curve pricing, adjusted for estimated location and quality differentials, as well as other factors that Company management believes will impact realizable prices.

To determine if a depletable unit is impaired, the carrying value of the depletable unit is compared to the undiscounted future net cash flows by applying management’s estimates of future oil and gas prices to the estimated future production of oil and gas reserves over the economic life of the property and deducting future costs. Future net cash flows are based upon reservoir engineers’ estimates of proved reserves. For a property determined to be impaired, an impairment loss equal to the difference between the carrying value and the estimated fair value of the impaired property will be recognized. Fair value, on a depletable unit basis, is estimated to be the present value of the aforementioned expected future net cash flows. Each part of this calculation is subject to a large degree of judgment, including the determination of the depletable units’ estimated reserves, future net cash flows and fair value. No impairment was recognized for the year ended December 31, 2021.

Costs of unproved properties at December 31, 2021 represent amounts related to lease and well equipment and intangible drilling costs for wells in progress. Unproved oil and gas lease terms are generally for a period of three to five years. In most cases, the term of the unproved leases can be extended by paying delay rentals, meeting contractual drilling obligations or by producing reserves on the leases. As properties are evaluated through exploration, they will be included in the amortization base. Unproved properties are assessed periodically to determine whether they have been impaired. The prospects and their related costs are evaluated individually.

Piedra Energy III, LLC and Subsidiary

Notes to Consolidated Financial Statements

The Company maintains tubular stock purchased for use in the course of exploration, development and production of oil and gas. Tubular stock is carried at cost and reviewed periodically for impairment, if indicators exist, at which point the Company will recognize an impairment expense for the difference between the fair value and carrying value of the tubular stock. The cost basis of tubular stock to be utilized is depleted as a component of oil and gas properties once the tubular stock is used in drilling or other capitalized operations. At December 31, 2021, the Company had tubular stock on hand of $14,101,599.

Revenue Recognition

Recognition of revenue involves a five step approach including identifying the contract, identifying the separate performance obligations, determining the transaction price, allocating the price to the performance obligations and recognizing revenue as the obligations are satisfied.

Revenues from the Company’s royalty and non-operated working interest properties are recorded under the cash receipts approach as directly received from the remitters’ statement accompanying the revenue check. Since the revenue checks are generally received two to four months after the production month, the Company accrues for revenue earned but not received by estimating production volumes and product prices. Any identified differences between its revenue estimates and actual revenue received historically have not been significant.

The Company does not disclose the value of unsatisfied performance obligations under its contracts with customers as it applies the practical exemption in accordance with ASC 606. The exemption, as described in ASC 606-10-50-14(a), applies to variable consideration that is recognized as control of the product is transferred to the customer. Since each unit of product represents a separate performance obligation, future volumes are wholly unsatisfied and disclosure of the transaction price allocated to remaining performance obligations is not required.

In accordance with ASC Topic 606, the Company records transportation and processing costs that are incurred after control of its product has transferred to the customer as a reduction of “Oil and gas sales” in the Consolidated Statement of Operations. Prior to the adoption of ASC Topic 606, these transportation and processing costs were recorded as an expense within “Marketing expense” on the Consolidated Statements of Operations. There was no impact to net loss or retained earnings as a result of adopting ASC Topic 606.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

Accounts Receivable

The Company sells oil and gas to various customers and participates with other parties in the drilling, completion and operation of oil and gas wells. Joint interest owner receivables and oil and gas sales receivables related to these operations are generally unsecured. The Company determines joint interest owner accounts receivable allowances based on management’s assessment of the creditworthiness of the joint interest owners and the Company’s ability to realize the receivables through netting of anticipated future production revenues. The Company had no allowance for doubtful accounts at December 31, 2021 based on the expectation that all receivables will be collected. The Company has not realized bad debt expense during the year ended December 31, 2021.

Piedra Energy III, LLC and Subsidiary

Notes to Consolidated Financial Statements

Deferred Financing Costs

Deferred financing costs consist of fees incurred to secure debt financing and are amortized over the life of the related loans using the straight-line method. Deferred financing costs were $38,432, net of accumulated amortization of $113,412 at December 31, 2021. Amortization of deferred financing costs totaled $32,942 for the year ended December 31, 2021 and was recorded as interest expense in the consolidated statement of operations.

Other Property and Equipment

Other property and equipment is stated at cost. Repairs and maintenance are charged to expense as incurred, with additions and improvements being capitalized. Upon sale or other retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in the Consolidated Statement of Operations.

Depreciation is provided based on the straight-line method based on the estimated useful lives of the depreciable assets as follows:

Leasehold improvements	4.5 - years
Computer hardware and software	5 - years
Websites	5 - years
Vehicles	5 - years
Office equipment	5 - years
Furniture and fixtures	7 - years

Depreciation expense for other property and equipment totaled $1,300,458 for the year ended December 31, 2021. Note 4 – Other Property and Equipment, presents the components of other property and equipment.

Accounts Payable

Accounts payable includes obligations incurred in the ordinary operation of the business for services performed and products received.

Derivative Financial Instruments

The Company’s derivative financial instruments are used to manage commodity price risk attributable to expected oil and gas production. While there is risk the financial benefit of rising oil and gas prices may not be captured, the Company believes the benefits of stable and predictable cash flows outweigh the potential risks.

The Company accounts for derivative financial instruments using fair value accounting and recognizes gains and losses in earnings during the year in which they occur. Unsettled derivative instruments are recorded in the accompanying consolidated balance sheets as either a current or non-current asset or a liability measured at its fair value. The Company only offsets derivative assets and liabilities for arrangements with the same counterparty when right of setoff exists. Derivative assets and liabilities with different counterparties are recorded gross in the consolidated balance sheet. Derivative contract settlements are reflected in operating activities in the accompanying consolidated statement of cash flows.

Piedra Energy III, LLC and Subsidiary

Notes to Consolidated Financial Statements

The Company uses certain pricing models to determine the fair value of its derivative financial instruments. Inputs to the pricing models include publicly available prices and forward price curves generated from a compilation of data gathered from third parties. Company management validates the data provided by third parties by understanding the pricing models used, obtaining market values from other pricing sources, analyzing pricing data in certain situations and confirming that those securities trade in active markets.

Asset Retirement Obligations

The Company accounts for its asset retirement obligations in accordance with FASB ASC Topic 410, Asset Retirement and Environmental Obligations (ASC Topic 410). Asset retirement obligations consist of estimated costs of dismantlement, removal, site reclamation and similar activities associated with oil and gas properties. A liability is recorded when the fair value of the asset retirement obligation can be reasonably estimated and is recognized in the period in which a legal obligation is incurred. The liability amounts are based on retirement cost estimates and incorporate many assumptions, such as expected economic recoveries of oil and gas, time to abandonment, future inflation rates and the credit adjusted risk-free rate of interest.

The asset retirement obligation is recorded at its estimated present value as of the obligation’s inception with an offsetting increase to proved properties in the consolidated balance sheet. This addition to proved properties represents a non-cash investing activity for presentation in the consolidated statement of cash flows. After initially recording the liability, it accretes for the passage of time, with the increase reflected as accretion expense in the consolidated statement of operations.

Income Taxes

The Company is a limited liability company, and therefore will be treated as a flow-through entity for federal income tax purposes. As a result, the net taxable income of the Company and any related tax credits, for federal income tax purposes, are deemed to pass to the Members and are included in their tax returns even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no tax provision has been made in the consolidated financial statements of the Company since the income tax is an obligation of the Members.

As the Company is not subject to federal income tax, but is subject to state margin tax, provisions for state margin taxes are based on taxes payable for the current year and deferred taxes on temporary differences between the amount of taxable margin and pretax financial income, and between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are included in the consolidated financial statements at currently enacted state margin tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for state margin taxes. At December 31, 2021, the Company recorded a liability for deferred state margin tax of $1,069,680.

The Company follows the provisions of FASB ASC Topic 740, Income Taxes (ASC Topic 740), relating to accounting for uncertainties in income taxes. ASC Topic 740 clarifies the accounting for uncertainties in income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. ASC Topic 740 requires that the Company recognize in its consolidated financial statements the financial effects of a tax position, if that position is more likely than not to be sustained upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position.

Piedra Energy III, LLC and Subsidiary

Notes to Consolidated Financial Statements

ASC Topic 740 also provides guidance on measurement, classification, interest and penalties and disclosure. Tax positions taken related to the Company’s pass-through status and those taken in determining its state income tax liability, including deductibility of expenses, have been reviewed and management is of the opinion that material positions taken by the Company would more likely than not be sustained upon examination. Accordingly, the Company has not recorded an income tax liability for uncertain tax positions.

Under the centralized LLC audit rules of the Internal Revenue Service (“IRS”), the IRS assesses and collects underpayments of tax from the LLC instead of from each member. The LLC may be able to pass the adjustments through to its members by making a push-out election or, if eligible, by electing out of the centralized LLC audit rules.

The collection of tax from the LLC is only an administrative convenience for the IRS to collect any underpayment of income taxes including interest and penalties. Income tax on LLC income, regardless of who pays the tax or when it is paid, is attributed to the members. Any payment made by the Company as a result of an IRS examination will be treated as a distribution from the Company to the members in the financial statements.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standard Update (ASU) No. 2016-02, Leases (Topic 842). The FASB issued this Update to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. A lessee should recognize the assets and liabilities that arise from leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. When measuring assets and liabilities arising from a lease, a lessee (and a lessor) should include payments to be made in optional periods only if the lessee is reasonably certain to exercise an option to extend the lease or not to exercise an option to terminate the lease. Similarly, optional payments to purchase the underlying asset should be included in the measurement of lease assets and lease liabilities only if the lessee is reasonably certain to exercise that purchase option. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. ASU 2016-02 is effective for fiscal years beginning after December 15, 2021. The Company is evaluating the effect of this pronouncement on the financial statements.

In October 2018, the FASB issued ASU 2018-17 Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities, which simplifies VIE guidance for private companies. Under this statement, a private company could make an accounting policy election to not apply VIE guidance to legal entities under common control (including common control leasing arrangements) when certain criteria are met. The Company adopted this guidance on January 1, 2020 although the adoption did not have an impact on the presentation of the Company’s financial statements.

Piedra Energy III, LLC and Subsidiary

Notes to Consolidated Financial Statements

Goodwill

The Company’s goodwill is derived from the acquisition of working interests in proved oil and gas properties that qualify for acquisition accounting treatment under the requirements of ASC Topic 805. Any excess of the purchase price over the fair value assigned to assets acquired and liabilities assumed is recorded as goodwill. Goodwill is considered to have an indefinite useful economic life and is not amortized, but tested for impairment annually or when events or circumstances indicate that the fair value of the asset has decreased below its carrying value. The Company follows ASC 350-20, which permits an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount by examining relevant events and circumstances which could have a negative impact on goodwill such as macroeconomic conditions, industry and market conditions, cost factors that have a negative effect on earnings and cash flows, overall financial performance, segment dispositions and acquisitions, and other relevant entity-specific events.

If the Company determines that it is more likely than not that the fair value of the Company or relevant reporting unit is less than the carrying amount, a two-step goodwill impairment test is performed. Fair value is determined using applicable market-related valuation models, including earnings multiples, discounted cash flows, and comparable asset market values. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value the Company, or reporting unit, with its carrying amount including goodwill. If the fair value of the Company or reporting unit exceeds its carrying amount, goodwill is not considered to be impaired, and the second step is not required. If necessary, the second step of the impairment test, used to measure the amount of impairment loss, compares the implied fair value of goodwill with the carrying amount of that goodwill. If the carrying amount exceeds the implied fair value, an impairment loss is recognized in an amount equal to the excess.

After assessing the totality of events and circumstances for the qualitative impairment assessment at December 31, 2021, the Company determined that performing the two-step goodwill impairment test was unnecessary. No goodwill impairment was recorded for the year ended December 31, 2021.

COVID-19

The novel coronavirus (“COVID-19”) pandemic continued through 2021 and many uncertainties remain with respect to COVID-19 at December 31, 2021, including uncertainty regarding the length of time the pandemic will continue, as well as the timing, pace and extent of an economic recovery in the United States, Canada and elsewhere, and how such uncertainties will impact the energy industry and our business. As a result, these matters may affect our estimates and assumptions on the amounts reported in the consolidated financial statements and accompanying notes in the near term.

Subsequent Events

The Company evaluates subsequent events for potential recognition and/or disclosure through the date the consolidated financial statements are available to be issued.

Piedra Energy III, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 2. Related Party Transactions

Transactions between related parties are considered to be related party transactions even though they may not be given accounting recognition. FASB ASC Topic 850, Related Party Disclosures (ASC Topic 850) requires that transactions with related parties that would make a difference in decision making shall be disclosed so that users of the consolidated financial statements can evaluate their significance. Piedra Resources, LLC, EnCap Investments L.P. (and affiliates), Rock River Minerals, LP (Rock River), Piedra Energy IV, LLC (Piedra IV), Rock River Minerals IV, LP (Rock River IV) and members of Management Member are considered related parties under ASC Topic 850.

Certain members of Management Member are employees of the Company and are compensated based upon employment agreements. These agreements provide for a base salary, incentive compensation and health benefits.

At December 31, 2021, the Company had net accounts payable due to related parties of $38,043,156. The Management Services Agreement between Operating and Piedra Energy IV, LLC and Rock River Minerals IV, LP allows for an allocation of general and administrative expenses to Piedra IV and Rock River IV. During the year ended December 31, 2021, general and administrative expenses of $0 and $2,777,616 were allocated to Piedra IV and Rock River IV, respectively. At December 31, 2021, the Company had accounts receivable from Piedra IV and Rock River IV related to the allocation and other expenses of Piedra IV and Rock River IV paid on their behalf by Operating for $28,739 and $1,893,583, respectively, which is netted in accounts payable – related parties on the consolidated balance sheet.

The Management Services Agreement between Operating and Rock River allows for an allocation of general and administrative expenses to Rock River. During the year ended December 31, 2021, general and administrative expenses of $2,777,616 were allocated to Rock River. At December 31, 2021, the Company had accounts receivable from Rock River related to the allocation and other expenses of Rock River paid on its behalf by Operating and unprocessed revenue of $4,006,611, which is included in accounts payable – related parties on the consolidated balance sheet. The Company also had accounts payable to Rock River of $43,972,090 related to borrowings to finance drilling activity and for the purchase of certain royalty interests in Andrews County, Texas from Rock River.

The Company has a note payable to a related party which is under common management control dated January 1, 2019 for leasehold improvements in the amount of $311,744. The note has a five percent fixed interest rate and an outstanding balance at December 31, 2021 of $133,889, with the final payment on the note due December 31, 2023. The Company also charges this related party $11,668 each quarter for shared accounting and actual employee costs for asset management services.

Piedra Energy III, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 3. Other Property and Equipment

Other property and equipment consists of the following at December 31, 2021:

Computer hardware and software	$5,965,224
Websites	113,316
Vehicles	249,207
Land	90,890
Leasehold improvements	480,558
Furniture and fixtures	147,280
Office equipment	41,572

7,088,047
Less: accumulated depreciation	(5,386,751)

$1,701,296

Note 4. Fair Value Measurements

FASB ASC Topic 820, Fair Value Measurements and Disclosure (ASC Topic 820), defines fair value as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. ASC Topic 820 provides a framework for measuring fair value, establishes a three level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date and requires consideration of the counterparty’s creditworthiness when valuing certain assets.

The three-level fair value hierarchy for disclosure of fair value measurements defined by ASC Topic 820 is as follows:

Level 1 inputs – Unadjusted, quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. An active market is defined as a market where transactions for the financial instrument occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 inputs – Inputs, other than quoted prices within Level 1, that are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 inputs – Prices or valuations that require unobservable inputs that are both significant to the fair value measurement and unobservable. Valuation under Level 3 generally involves a significant degree of judgment from management.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instrument’s complexity. The Company reflects transfers between the three levels at the beginning of the reporting period in which the availability of observable inputs no longer justifies classification in the original level. There were no transfers between fair value hierarchy levels for the year ended December 31, 2021.

Piedra Energy III, LLC and Subsidiary

Notes to Consolidated Financial Statements

Fair Value Measurements on a Recurring Basis

Financial Instruments

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The Company’s commodity derivative instruments were carried at fair value on a recurring basis in the Company’s consolidated balance sheets. The Company uses certain pricing models to determine the fair value of its derivative financial instruments. Inputs to the pricing models include publicly available prices and forward price curves generated from a compilation of data gathered from third parties.

Company management validates the data provided by third parties by understanding the pricing models used, obtaining market values from other pricing sources, analyzing pricing data in certain situations and confirming that those securities trade in active markets. Assumed credit risk adjustments, based on published credit ratings and public bond yield spreads are applied to the Company’s commodity derivatives. The Company’s derivative instruments are subject to netting arrangements and qualify for net presentation in the consolidated balance sheets in those instances where such arrangements exist with the respective counterparty.

To ensure these derivative instruments are recorded at fair value, valuation adjustments may be required to reflect the creditworthiness of either party as well as market constraints on liquidity. Any such adjustment was not material as of December 31, 2021.

There were no derivative instruments outstanding at December 31, 2021.

Fair Value Measurements on a Nonrecurring Basis

Business Combinations

For transactions that qualify as business combinations, the Company records the identifiable assets acquired and liabilities assumed at fair value at the date of acquisition. Fair value may be estimated using comparable market data, a discounted cash flow method, or a combination of the two. In the discounted cash flow method, estimated future cash flows are based on management’s expectations for the future and include estimates of future oil and gas production, commodity prices based on commodity futures price strips as of the date of the estimate, operating and development costs, and a risk-adjusted discount rate. Significant Level 3 assumptions associated with the calculation of discounted cash flows used in the determination of fair value of the acquisition include the Company’s estimate of future natural gas and crude oil prices, operating and development costs, anticipated production of proved reserves, appropriate risk-adjusted discount rates and other relevant data.

Asset Retirement Obligation

The asset retirement obligation estimates are derived from historical costs and management’s expectation of future cost environments and, therefore, the Company has designated these liabilities as Level 3 measurements. The significant inputs to this fair value measurement include estimates of plugging, abandonment and remediation costs, well life, inflation and credit-adjusted risk free rate. See Note 6 for a reconciliation of the beginning and ending balances of the liability for the Company’s asset retirement obligations.

Piedra Energy III, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 5. Asset Retirement Obligations

The following are changes in the asset retirement obligation for the year ended December 31, 2021:

Balance, January 1, 2021	$10,648,189
Liability incurred upon acquiring wells	516,687
Accretion expense	466,570
Liabilities for properties sold	(568,198)

Balance, December 31, 2021	$11,063,248

Based on the expected timing of settlement, all amounts are classified as non-current.

Note 6. State Margin Taxes

The Partnership follows the provisions of FASB ASC 740-10, Income Taxes, which provides for recognition of a deferred tax asset for deductible temporary differences, net of a valuation allowance, and recognition of a deferred tax liability for taxable temporary differences. The Partnership is not subject to federal income taxes.

The Partnership is subject to the Texas Margin Tax. The taxable margin on all income derived from operations in the State of Texas is taxed at a rate of 1%. The Partnership recognizes deferred tax assets and liabilities for temporary differences related primarily to IDC, which are capitalized for financial statement purposes and are deducted for Texas Margin Tax purposes.

The provision for income taxes consists of deferred taxes and differs from amounts that would be calculated by applying state mandated rates on margin from income derived from operations in the State of Texas, due to the effect of various deductible and nondeductible items.

The provision for state margin taxes for December 31, 2021 of $1,084,750 consists of current state margin taxes of $15,070 and deferred state margin taxes of $1,069,680.

The tax effect of temporary differences in the timing of IDC expense deductions of $142,624,063 gives rise to significant portions of the deferred tax liability at December 31, 2021.

Note 7. Derivative Financial Instruments

In accordance with the credit agreement for the Revolving Credit Facility, the Company uses derivative financial instruments to limit its crude oil price exposure.

It is the Company’s policy to enter into derivative contracts only with counterparties that are creditworthy financial institutions deemed by management as competent and competitive.

Piedra Energy III, LLC and Subsidiary

Notes to Consolidated Financial Statements

The Company is exposed to certain risks relating to its ongoing business operations, such as commodity price risk. Derivative contracts are utilized to economically hedge the Company’s exposure to price fluctuations and reduce the variability in the Company’s cash flows associated with anticipated sales of future oil and natural gas production. The Company follows FASB ASC Topic 815, Derivatives and Hedging (ASC Topic 815), to account for its derivative financial instruments.

The Company’s crude oil and natural gas derivative positions consist of options and swaps. The Company has elected not to designate any of its derivative contracts for hedge accounting. Accordingly, the Company records the net change in the mark-to-market valuation of these derivative contracts, as well as all payments and receipts on settled derivative contracts, in net realized and unrealized gain (loss) on commodity price hedging contracts on the consolidated statements of operations. All derivative contracts are recorded at fair market value and included in the consolidated balance sheet as assets or liabilities.

The Company may have multiple hedge positions that span a several-month time period and result in fair value asset and liability positions. At the end of the reporting periods, those positions are offset to a single fair value asset or liability for each commodity and the netted balance is reflected in the consolidated balance sheets as an asset or liability.

The following table summarizes the location and amounts of the Company’s realized and unrealized gains and losses on derivative contracts in the Company’s consolidated statement of operations for the year ended December 31, 2021.

Derivatives not designated as hedging contracts	Consolidated Statement of Operations Location	Loss Recognized
Realized loss on commodity contracts	Realized losses on derivative contracts	$(3,705,631)

The Company did not have any outstanding crude oil derivative contracts as of December 31, 2021.

Note 8. Bank Credit Facility

The Company entered into a bank credit facility on April 2, 2018. Pursuant to the credit agreement, from time to time, the Company may borrow the lesser of the available borrowing base, as determined by the credit agreement, or $100 million, which is the maximum borrowing capacity of the bank credit facility. The outstanding balance is $20 million at December 31, 2021 which is due at maturity on April 2, 2024. The bank credit facility is secured by substantially all of the Company’s oil and gas properties. There are no letters of credit outstanding under the bank credit facility at December 31, 2021.

The Company may elect that borrowings be comprised of any combination of adjusted base rate (ABR) loans or adjusted LIBOR rate loans. The Company pays interest on the unpaid principal amount of each loan until such principal amount is repaid in full. Interest on the loans is determined as follows:

•

with respect to ABR loans, the adjusted base rate equals the U.S. Prime Rate as published by The Wall Street Journal, plus an applicable margin ranging from and including 0.5% and 1.25% per annum, determined by the percentage of the borrowing base then in effect that is drawn, or

Piedra Energy III, LLC and Subsidiary

Notes to Consolidated Financial Statements

•

with respect to any adjusted LIBOR rate loans, one-, two-, three- or six-month LIBOR plus the LIBOR Spread ranging from and including 1.00% and 3.25% per annum, determined by the percentage of the borrowing base then in effect that is drawn. However, the LIBOR rate shall never fall below a floor rate of 1.00% per annum.

In addition, the Company paid a commitment fee of 0.30%, on the total amount of the borrowing base ($35,000,000) for the three year extension of the maturity date. Commitment fees are also considered interest expense. Interest expense related to the bank credit facility for the year ended December 31, 2021 was $525,889. The effective interest rate at December 31, 2021 was 4%.

Note 9. Significant Concentrations

As of and for the year ended December 31, 2021, all the Company’s sales and accounts receivable – oil and gas sales were related to oil and gas production in the oil and gas industry. This concentration may impact the Company’s business risk, either positively or negatively, in that commodity prices, customers and suppliers may be similarly affected by changes in economic, political or other conditions related to the industry. The Company’s revenues are all from oil and gas production in the Permian Basin of West Texas which exposes the Company to geographic risk in the event that there are changes in this region. The Company sold production comprising 79% of oil and gas receivables and revenues to one third-party purchaser as of and for the year ended December 31, 2021. The Company does not believe that the loss of a purchaser would have an adverse effect on its ability to sell its crude oil and natural gas production due to the competitive nature of the oil and gas industry and availability of marketing alternatives.

The Company regularly maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses with respect to the related risks to cash and cash equivalents and does not believe its exposure to such risk is more than nominal.

Note 10. Commitments and Contingencies

Legal Matters

In the ordinary course of business, the Company may at times be subject to claims and legal actions. Management does not believe the impact of such matters will have a material adverse effect on the Company’s financial position or results of operations. The Company had no legal matters requiring specific disclosure or recognition of a liability as of December 31, 2021.

Environmental

The Company is subject to extensive federal, state and local environmental laws and regulations which may materially affect its operations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites.

In the Company’s acquisition of existing or previously drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated. However, should it be determined that a liability exists with respect to any environmental cleanup or restoration, the liability to cure such a violation could still fall upon the Company.

Piedra Energy III, LLC and Subsidiary

Notes to Consolidated Financial Statements

No claim has been made, nor is the Company aware of any liability which the Company may have, as it relates to any environmental cleanup, restoration, or the violation of any rules or regulations relating thereto. The Company maintains comprehensive insurance coverage that it believes is adequate to mitigate the risk of any adverse financial effects associated with these risks.

Operating Leases

Effective March 1, 2018, the Company signed an amended operating lease for office space which expires in 2023. Rent expense under the lease for the year ended December 31, 2021 was $393,781 and is recorded in general and administrative expenses.

Future minimum non-cancelable rental payments for the remainder of the lease are as follows:

Year ending December 31,
2022	293,274
2023	49,109

$342,383

Note 11. Defined Contribution Plan

The Company sponsors a 401(k) defined contribution plan for the benefit of all employees through Insperity. The plan is intended to provide participating employees with benefits upon retirement, in compliance with the Internal Revenue Code. Employees could contribute up to $19,500 with an additional “catch up” amount of $6,500 for employees over 50 years of age or older for the year of December 31, 2021. The Company matches employee contributions 100%, up to 3% of total compensation, and 50%, up to 5% of total compensation and has contributed $160,570 for the year ended December 31, 2021. Employee contributions are fully vested at all times.

Note 12. Members’ Equity Accounts

Capital contributions will be based on capital calls, to be determined by the board of managers. Contribution requests to the Members will be based on their commitment and any items in nature of income or gain will be applied to the Members’ capital accounts in accordance with their earnings interest, as defined by the Agreement.

The Company has three classes of members’ equity, Classes A, B and C Units. Class A and B Units have all the rights, privileges, preferences and obligations provided for in the Agreement, which are consistent with an ordinary equity ownership interest. Class A Units are a class of up to 1,880,000 membership interests to be issued to EnCap. Class B Units are a class of up to 120,000 membership interests to be issued to the Management Member. The purchase price per each Class A and Class B Units is $100. At December 31, 2021, EnCap has purchased 1,099,796 Class A Units for a total of $109,979,573 and Management Member has purchased 46,583 Class B Units for a total of $4,238,271. The Members have also contributed mineral interests of $7,577,111 to the Company. Class C units do not have voting rights and holders are not required to make any form of contribution to the Company. Class C unit holders do not have a risk of loss and will only be entitled to share in distributions and allocations if and to the extent the Board of Managers makes such distribution and applicable thresholds have been met. As such, the Class C units are treated as a profit-sharing arrangement accounted for under FASB ASC Topic 710, Compensation – General, which will be expensed to compensation as declared.

Piedra Energy III, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 13. Subsequent Events

The Company has evaluated subsequent events for potential recognition and/or disclosure through March 16, 2022, the date the consolidated financial statements were available to be issued. During this period, the Company did not have any material recognizable subsequent events other than the following:

•	In 2022 the Company entered into additional derivative contracts to limit its crude oil price exposure, as detailed in the tables below:

Period	Type of Contract	Index	Volume BBls	Weighted Average Fixed Price
February 2022	Swap	NYMEX WTI CMA	77,000	$79.60
March 2022	Swap	NYMEX WTI CMA	68,000	$79.60
April 2022	Swap	NYMEX WTI CMA	75,000	$79.60
May 2022	Swap	NYMEX WTI CMA	94,000	$79.60
June 2022	Swap	NYMEX WTI CMA	92,000	$79.60
July 2022	Swap	NYMEX WTI CMA	91,000	$79.60

Period	Type of Contract	Index	Volume BBls	Strike Price
August 2022	Put	NYMEX WTI CMA	31,000	$70.00
August 2022	Call	NYMEX WTI CMA	31,000	$93.75
September 2022	Put	NYMEX WTI CMA	28,000	$70.00
September 2022	Call	NYMEX WTI CMA	28,000	$93.75
October 2022	Put	NYMEX WTI CMA	26,000	$70.00
October 2022	Call	NYMEX WTI CMA	26,000	$93.75
November 2022	Put	NYMEX WTI CMA	23,000	$70.00
November 2022	Call	NYMEX WTI CMA	23,000	$93.75
December 2022	Put	NYMEX WTI CMA	21,000	$70.00
December 2022	Call	NYMEX WTI CMA	21,000	$93.75

Piedra Energy III, LLC and Subsidiary

Notes to Consolidated Financial Statements

Period	Type of Contract	Index	Volume BBls	Strike Price
August 2022	Put	NYMEX WTI CMA	27,000	$80.00
August 2022	Call	NYMEX WTI CMA	27,000	$112.50
September 2022	Put	NYMEX WTI CMA	24,000	$80.00
September 2022	Call	NYMEX WTI CMA	24,000	$112.50
October 2022	Put	NYMEX WTI CMA	22,000	$80.00
October 2022	Call	NYMEX WTI CMA	22,000	$112.50
November 2022	Put	NYMEX WTI CMA	19,000	$80.00
November 2022	Call	NYMEX WTI CMA	19,000	$112.50
December 2022	Put	NYMEX WTI CMA	20,000	$80.00
December 2022	Call	NYMEX WTI CMA	20,000	$112.50